As filed with the Securities and Exchange Commission on January 30, 2015

Registration No. 033-37207

Registration No. 033-42432

Registration No. 033-48884

Registration No. 033-54581

Registration No. 033-63803

Registration No. 333-13677

Registration No. 333-87289

Registration No. 333-91975

Registration No. 333-30820

Registration No. 333-45920

Registration No. 333-64354

Registration No. 333-112976

Registration No. 333-143255

Registration No. 333-169021

Registration No. 333-169022

Registration No. 333-174465

Registration No. 333-190634

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-37207

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-42432

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-48884

Post-Effective Amendment No. 1 to Form S-8 Registration No. 033-54581

Post-Effective Amendment No. 2 to Form S-8 Registration No. 033-63803

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-13677

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-87289

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-91975

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-30820

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-45920

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-64354

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-112976

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-143255

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-169021

Post-Effective Amendment No. 2 to Form S-8 Registration No. 333-169022

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-174465

Post-Effective Amendment No. 1 to Form S-8 Registration No. 333-190634

UNDER

THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-301935
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5918 Stoneridge Mall Road

Pleasanton, CA 94588

(925) 467-3000

(Address of Principal Executive Offices including Zip Code)

Safeway Inc. 401(k) Plan and Trust

Amended and Restated Stock Option Plan for Key Employees of Safeway Inc.

Employee Stock Purchase Plan of Safeway Inc.

1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.

Stock Option Plan for Consultants of Safeway Stores, Incorporated

Safeway Inc. 1999 Amended and Restated Equity Participation Plan

Randalls Food Markets, Inc. ESOP/401(k) Savings Plan

Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Union Employees, as amended

Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Non-Union Employees, as amended

Safeway Inc. Executive Deferred Compensation Plan

Canada Safeway Limited Executive Deferred Compensation Plan

The 2001 Restatement of the Vons Companies, Inc. Pharmacists’ 401(k) Plan and Trust

Vons Companies, Inc. Pharmacists’ 401(k) Plan

Safeway Inc. 2007 Equity and Incentive Award Plan

Safeway Inc. 2011 Equity and Incentive Award Plan

(Full Title of the Plan)

Robert A. Gordon Executive Vice President and General Counsel Safeway Inc. 5918 Stoneridge Mall Road Pleasanton, CA 94588 (925) 467-3000	Copy To: Scott R. Haber Latham & Watkins LLP 505 Montgomery Street, Suite 1900 San Francisco, California 94111 (415) 391-0600

(Name and Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Form S-8 Registration Statements of Safeway Inc., a Delaware corporation (“Safeway”) (collectively, the “Registration Statements”):

•	Registration Statement No. 033-37207 filed with the United States Securities and Exchange Commission (the “SEC”) on October 10, 1990 registering 1,500,000 shares of Safeway’s common stock, par value $0.01 per share (“Shares”), under the Safeway 401(k) Plan and Trust (the “401(k) Plan”), formerly called the Profit-Sharing Plan of Safeway and its United States Subsidiaries.

•	Registration Statement No. 033-42432 filed with the SEC on August 12, 1991 registering 14,266,278 Shares under the Amended and Restated Stock Option Plan for Key Employees of Safeway (the “Stock Option Plan”).

•	Registration Statement No. 033-48884 filed with the SEC on June 26, 1992 registering 4,000,000 Shares under the Stock Option Plan.

•	Registration Statement No. 033-54581 filed with the SEC on July 15, 1994 registering 2,500,000 Shares under the Employee Stock Purchase Plan of Safeway.

•	Registration Statement No. 033-63803 filed with the SEC on October 30, 1995 registering 5,000,000 Shares under the 1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway, as amended by Post-Effective Amendment No. 1 filed with the SEC on September 17, 1999.

•	Registration Statement No. 333-13677 filed with the SEC on October 8, 1996 registering 550,500 Shares under the Stock Option Plan for Consultants of Safeway Stores, Incorporated.

•	Registration Statement No. 333-87289 filed with the SEC on September 17, 1999 registering 5,600,000 Shares under the Safeway 1999 Amended and Restated Equity Participation Plan (the “1999 Equity Plan”), as amended by Post-Effective Amendment No. 1 filed with the SEC on June 5, 2007.

•	Registration Statement No. 333-91975 filed with the SEC on December 2, 1999 registering 2,500,000 Shares under the Randalls Food Markets, Inc. ESOP/401(k) Savings Plan, 1,000,000 Shares under the Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Union Employees, as amended and 500,000 Shares under the Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Non-Union Employees, as amended, as amended by Post-Effective Amendment No. 1 filed with the SEC on May 23, 2003.

•	Registration Statement No. 333-30820 filed with the SEC on February 22, 2000 registering $40,000,000 of Safeway Executive Deferred Compensation Obligations under the Safeway Executive Deferred Compensation Plan and $3,500,000 of Shares under the Canada Safeway Limited Executive Deferred Compensation Plan.

•	Registration Statement No. 333-45920 filed with the SEC on September 15, 2000 registering 8,000,000 Shares under the 401(k) Plan.

•	Registration Statement No. 333-64354 filed with the SEC on July 2, 2001 registering 100,000 Shares under The 2001 Restatement of the Vons Companies, Inc. Pharmacists’ 401(k) Plan and Trust.

•	Registration Statement No. 333-112976 filed with the SEC on February 20, 2004 registering 15,000,000 Shares under the 1999 Equity Plan, as amended by Post-Effective Amendment No. 1 filed with the SEC on June 5, 2007.

•	Registration Statement No. 333-143255 filed with the SEC on May 25, 2007 registering 28,574,018 Shares under the Safeway 2007 Equity and Incentive Award Plan.

•	Registration Statement No. 333-169021 filed with the SEC on August 24, 2010 registering 50,000 Shares under The Vons Companies, Inc. Pharmacists’ 401(k) Plan.

•	Registration Statement No. 333-169022 filed with the SEC on August 24, 2010 registering 4,000,000 Shares under the 401(k) Plan, as amended by Post-Effective Amendment No. 1 filed with the SEC on June 24, 2011.

•	Registration Statement No. 333-174465 filed with the SEC on May 25, 2011 registering 20,000,000 Shares under the Safeway 2011 Equity and Incentive Award Plan.

•	Registration Statement No. 333-190634 filed with the SEC on August 15, 2013 registering 5,000,000 Shares under the 401(k) Plan.

Safeway is filing this Post-Effective Amendment to its Registration Statements to withdraw and remove from registration the unissued and unsold securities issuable by Safeway pursuant to the above referenced Registration Statements.

On March 6, 2014, Safeway, AB Acquisition LLC (“AB Acquisition”), Albertson’s Holdings LLC (“Albertsons Holdings”), a subsidiary of AB Acquisition, Albertson’s LLC (“Albertson’s LLC”), a subsidiary of Albertsons Holdings, and Saturn Acquisition Merger Sub, Inc. (“Merger Sub” and together with AB Acquisition, Albertsons Holdings and Albertson’s LLC, “Albertsons”), a subsidiary of Albertsons Holdings, entered into an Agreement and Plan of Merger, which was subsequently amended on April 7, 2014 pursuant to Amendment No. 1 and on June 13, 2014 pursuant to Amendment No. 2 (as amended, the “Merger Agreement”), pursuant to which the parties agreed that, on the terms and subject to the conditions set forth in the Merger Agreement, AB Acquisition will acquire Safeway (the “Merger”).

Pursuant to the Merger Agreement, Merger Sub will merge with and into Safeway with Safeway surviving as a wholly owned subsidiary of Albertsons. Further, each share of common stock of Safeway issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted automatically into the right to receive the per share merger consideration.

As a result of the consummation of the transactions contemplated by the Merger Agreement, Safeway has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by Safeway in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, Safeway hereby removes and withdraws from registration any and all securities of Safeway registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on January 30, 2015.

SAFEWAY INC.

By:	/s/ Robert Gordon
Robert Gordon Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated below on January 30, 2015.

Signature	Title

/s/ Robert Edwards Robert Edwards	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Peter Bocian Peter Bocian	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dennis Dunne Dennis Dunne	Vice President – Corporate Accounting (Principal Accounting Officer)

/s/ Robert Miller Robert Miller	Director

/s/ Howard Cohen Howard Cohen	Director

/s/ Ronald Kravit Ronald Kravit	Director

/s/ Ethan Klemperer Ethan Klemperer	Director

/s/ Jay Schottenstein Jay Schottenstein	Director

/s/ Hersch Klaff Hersch Klaff	Director

[Signature page to S-8 POS]

The Plan: Pursuant to the requirements of the Securities Act, the Benefits Plan Committee of Safeway Inc. has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Pleasanton, State of California on January 30, 2015.

Safeway Inc. 401(k) Plan and Trust

Amended and Restated Stock Option Plan for Key Employees of Safeway Inc.

Employee Stock Purchase Plan of Safeway Inc.

1994 Amended and Restated Stock Option and Incentive Plan for Key Employees of Safeway Inc.

Stock Option Plan for Consultants of Safeway Stores, Incorporated

Safeway Inc. 1999 Amended and Restated Equity Participation Plan

Randalls Food Markets, Inc. ESOP/401(k) Savings Plan

Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Union Employees, as amended

Dominick’s Finer Foods, Inc. 401(k) Retirement Plan for Non-Union Employees, as amended

Safeway Inc. Executive Deferred Compensation Plan

Canada Safeway Limited Executive Deferred Compensation Plan

The 2001 Restatement of the Vons Companies, Inc. Pharmacists’ 401(k) Plan and Trust

Vons Companies, Inc. Pharmacists’ 401(k) Plan

Safeway Inc. 2007 Equity and Incentive Award Plan

Safeway Inc. 2011 Equity and Incentive Award Plan

By:	/s/ Michael Boylan
Michael Boylan Benefits Plan Committee Secretary

[Signature page to S-8 POS]